EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 22, 2004, except for the fourth paragraph of Note 1, for which the date is December 6, 2004, relating to the financial statements of Innovative Drug Delivery Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
January 20, 2005